                                          EXHIBIT (99)(a)
                                          ---------------

PROXY

                   SPECIAL MEETING OF SHAREHOLDERS
                     WEST SIDE BANCSHARES, INC.

                         ------------, 1995

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY


       The undersigned shareholder of West Side Bancshares, Inc., a Texas corporation (the "Company"), hereby appoints ------------,
- ------------, and ------------ (the "Proxies"), and any of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at the offices of Bank of the West, 2909 Sherwood Way, San Angelo, Texas 76901 on
- ------------, 1995, at ------------ local time, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows:

       Proposal to approve an Agreement and Plan of Merger, dated November 14, 1994, by and among Boatmen's Bancshares, Inc., a Missouri corporation ("Boatmen's"), Boatmen's Texas, Inc., a Missouri corporation and wholly-owned subsidiary of Boatmen's, and West Side Bancshares, Inc.

         ------ FOR            ------ AGAINST            ------ ABSTAIN

       Proposal to permit the Special Meeting of Shareholders to be adjourned or postponed, in the discretion of the Proxies, which adjournment or postponement could be used for the purpose, among others, of allowing time for the solicitation of additional votes to approve the referenced Agreement and Plan of Merger.

          ------ FOR            ------ AGAINST            ------ ABSTAIN

The undersigned hereby ratifies and confirms that all said proxies, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of said meeting and the Proxy Statement/Prospectus accompanying it.

THIS PROXY WILL BE VOTED AS SPECIFIED BY YOU ABOVE.  IF NO
SPECIFICATION IS MADE, YOUR SHARES WILL BE VOTED "FOR" THE
PROPOSALS DESCRIBED ABOVE.


Dated -----------------, 1995

                                     ----------------------------------------
                                     Please insert date of signing.  Sign
                                     exactly as name appears at left.  Where
                                     stock is issued in two or more names,
                                     all should sign.  If signing as
                                     attorney, administrator, executor,
                                     trustee or guardian, give full title as
                                     such.  A corporation should sign by an
                                     authorized officer and affix seal.